Exhibit T3A-41

050105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

Filed in the office of [signature] Barbara K. Cegavske Secretary of State State of Nevada

Document Number: 20160065750-82
Filing Date and Time: 02/12/2016 11:28 AM
Entity Number: E0067412016-0

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

LEMON AIDE LLC

Check box if a Series Limited-Liability Company [ ]
Check box if a Restricted Limited-Liability Company [ ]

2. Registered Agent for Service of Process: (check only one box)

[ ] Commercial Registered Agent: ______ Name

[X] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

KIERA SEARS
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
201 W. LIBERTY ST. SUITE 201	RENO	Nevada	89501

Mailing Address (if different from street address)	City	State	Zip Code
201 W. LIBERTY ST. SUITE 201	RENO	Nevada	89501

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by: [ ] Manager(s) **OR** [X] Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) THE CANOPY NV, LLC
Name

Street Address	City	State	Zip Code
201 W. LIBERTY ST. SUITE 201	RENO	NV	89501

2) Name

Street Address	City	State	Zip Code

3) Name

Street Address	City	State	Zip Code

6. Effective Date and Time: (optional)

Effective Date: Effective Time:

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

THE CANOPY NV, LLC
Name

X THE CANOPY NV, LLC
Organizer Signature

Address	City	State	Zip Code
201 W. LIBERTY ST. SUITE 201	RENO	NV	89501

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X KIERA SEARS
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

2/12/2016
Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

LIMITED LIABILITY COMPANY CHARTER

I, BARBARA K. CEGAVSKE, the Nevada Secretary of State, do hereby certify that **LEMON AIDE LLC** did on February 12, 2016, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 12, 2016.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20160212-0887
You may verify this certificate
online at **http://www.nvsos.gov/**

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

LEMON AIDE LLC | E0067412016-0

NAME OF LIMITED-LIABILITY COMPANY

FOR THE FILING PERIOD OF FEB, 2016 TO FEB, 2017

100403

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

Filed in the office of	Document Number
Barbara K. Cegavske	20160065752-04
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/12/2016 11:28 AM
	Entity Number E0067412016-0

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $150.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing

ANNUAL LIST FILING FEE: $150.00 LATE PENALTY: $75.00 (if filing late) **BUSINESS LICENSE FEE:** $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
- 001 - Governmental Entity
- 005 - Motion Picture Company
- 006 - NRS 680B.020 Insurance Co.

NAME			
THE CANOPY NV, LLC	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE
201 W. LIBERTY ST. SUITE 201 , USA	RENO	NV	89501
NAME			
	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE
NAME			
	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE
NAME			
	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X KIERA L SEARS | Title: REGISTERED AGENT | Date: 2/12/2016 11:28:49 AM

Signature of Manager, Managing Member or Other Authorized Signature

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

LEMON AIDE LLC

Nevada Business Identification # NV20161088240

Expiration Date: February 28, 2017

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 12, 2016

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Kiera Sears
Prestige Worlwide NV
201 W. Liberty St. Suite 201
Reno, NV 89501

Job:C20160212-0887
February 12, 2016

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Organization	20160065750-82	2/12/2016 11:28:44 AM	1	$75.00	$75.00
Initial List	20160065752-04	2/12/2016 11:28:57 AM	1	$150.00	$150.00
Business License 2/2016-2/2017	20160065752-04	2/12/2016 11:28:57 AM	1	$200.00	$200.00
Total					$425.00

Payments

Type	Description	Amount
Credit	142180|4553053197566126501342	$425.00
Total		$425.00

Credit Balance: $0.00

Job Contents:

LLC Charter(s):	1
File Stamped Copy(s):	2
Business License(s):	1

LEMON AIDE, LLC.

Kiera Sears
Prestige Worlwide NV
201 W. Liberty St. Suite 201
Reno, NV 89501